                                                                    EXHIBIT (11)

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    NALCO CHEMICAL COMPANY AND SUBSIDIARIES


                                                    YEAR ENDED DECEMBER 31
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
                                                    (AMOUNTS IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
BASIC
  Average shares outstanding.....................   66,700    67,280    67,495
                                                  ========  ========  ========
  Earnings from continuing operations............ $163,380  $145,936  $135,664
  Earnings from discontinued operations, net of
   taxes.........................................      --      8,546    18,034
                                                  --------  --------  --------
  Earnings before effect of accounting change....  163,380   154,482   153,698
  Cumulative effect of change in accounting for
   business process reengineering costs, net of
   taxes.........................................   (4,544)      --        --
                                                  --------  --------  --------
  Net earnings...................................  158,836   154,482   153,698
  Dividends on preferred stock, net of taxes.....  (11,466)  (11,363)  (11,208)
                                                  --------  --------  --------
  Net earnings to common shareholders............ $147,370  $143,119  $142,490
                                                  ========  ========  ========
  Per share amounts:
  Earnings from continuing operations............ $   2.28  $   2.00  $   1.84
  Earnings from discontinued operations, net of
   taxes.........................................      --        .13       .27
  Cumlative effect of change in accounting for
   business process reengineering costs, net of
   taxes.........................................     (.07)      --        --
                                                  --------  --------  --------
  Net earnings to common shareholders............ $   2.21  $   2.13  $   2.11
                                                  ========  ========  ========

                                                                    EXHIBIT (11)

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    NALCO CHEMICAL COMPANY AND SUBSIDIARIES

                                                    YEAR ENDED DECEMBER 31
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
                                                    (AMOUNTS IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
DILUTED
  Average shares outstanding during the year per
   Basic EPS.....................................   66,700    67,280    67,495
  Effect of dilutive securities:
  Assumed conversion of preferred stock..........    7,760     7,930     8,037
  Stock options and contingently issuable shares.      805       319       410
                                                  --------  --------  --------
    TOTALS.......................................   75,265    75,529    75,942
                                                  ========  ========  ========
  Earnings from continuing operations............ $163,380  $145,936  $135,664
  Earnings from discontinued operations, net of
   taxes.........................................      --      8,546    18,034
                                                  --------  --------  --------
  Earnings before effect of accounting change....  163,380   154,482   153,698
  Cumulative effect of change in accounting for
   business process reengineering costs, net of
   taxes.........................................   (4,544)      --        --
                                                  --------  --------  --------
  Net earnings...................................  158,836   154,482   153,698
  Additional ESOP expense resulting from assumed
   conversion of preferred stock, net of taxes...   (4,464)   (4,515)   (4,643)
  Income tax adjustment on assumed common
   dividends.....................................   (1,041)     (920)     (793)
                                                  --------  --------  --------
  Net earnings to common shareholders............ $153,331  $149,047  $148,262
                                                  ========  ========  ========
  Per share amounts:
  Earnings from continuing operations............ $   2.10  $   1.86  $   1.71
  Earnings from discontinued operations, net of
   taxes.........................................      --        .11       .24
  Cumulative effect of change in accounting for
   business process reengineering costs, net of
   taxes.........................................     (.06)      --        --
                                                  --------  --------  --------
  Net earnings to common shareholders............ $   2.04  $   1.97  $   1.95
                                                  ========  ========  ========